UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Ebix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 14, 2020

EXPLANATORY STATEMENT

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend the definitive proxy statement, filed on August 19, 2020 (the “Proxy Statement”), of Ebix, Inc. (the “Company”) in connection with its 2020 Annual Meeting of Stockholders to be held on September 14, 2020 (the “Annual Meeting”). The sole purpose of this Amendment is to clarify and correct the voting standards applicable at the Annual Meeting and, consistent with that, to correct in the case of Proposal Number Two to approve the Company’s 2020 Amended and Restated Equity Incentive Plan that an abstention will have the effect of a vote against this proposal. This Amendment should be read in conjunction with the Proxy Statement. Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement.

The second paragraph under the heading “What is the voting requirement to approve each of the proposals?,” which appears on page 3 of the Proxy Statement, is amended and restated to read in its entirety as follows:

What is the voting requirement to approve each of the proposals?

*           *           *

Proposal 2 — In voting on the Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”), stockholders may: vote for the Equity Incentive Plan; vote against the Equity Incentive Plan; or abstain from voting on the Equity Incentive Plan. As more fully described in Proposal Number Two, we are asking our stockholders to approve, among other things, 5,000,000 shares of common stock available for issuance. The approval of Proposal Number Two requires the affirmative vote of a majority in voting interest of the Ebix stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Broker non-votes are not considered entitled to vote with respect to this proposal and thus will not affect the outcome of this proposal. Abstentions will be considered as present and entitled to vote at the Annual Meeting and on the proposal but will not be voted “for” the proposal, and they will have the same effect as votes “against” the proposal.

In addition, the paragraph under the heading “Vote Required,” which appears on page 24 of the Proxy Statement, is amended and restated to read in its entirety as follows:

Vote Required

The approval of Proposal Number Two requires the affirmative vote of a majority in voting interest of the Ebix stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Votes to abstain and broker non-votes will both be counted toward a quorum. Votes to abstain are considered as present and entitled to vote at the Annual Meeting and on the proposal but will not be voted “for” the proposal, and will count as votes against this proposal. Broker non-votes are not considered entitled to vote with respect to this proposal and will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action. If you have submitted a proxy and wish to change your vote and are a stockholder of record, you may change your vote and revoke your proxy at any time before 11:59 p.m., Eastern Daylight Time, on September 13, 2020 by (i) delivering written notice to the Company, bearing a date later than the proxy, stating that you revoke the proxy, (ii) submitting a later-dated proxy relating to the same shares by mail, telephone or the internet or (iii) virtually attending the Annual Meeting and voting in person (although virtual attendance at the Annual Meeting will not, by itself, revoke a proxy).

You should send any written notice or a new proxy card to: Ebix, Inc. c/o Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the internet. You may request a new proxy card by calling Computershare Shareowner Services, Proxy Processing at 1-888-213-0965 (toll-free).

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO PLEASE SUBMIT A PROXY FOR YOUR SHARES BY INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING A PROXY CARD, AS APPLICABLE, AS DESCRIBED IN THE PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.